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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-00000) pertaining to the 1999 Stock Option Plan of Enzo Biochem, Inc. of our report dated October 14, 1998, with respect to the consolidated financial statements and schedule of Enzo Biochem, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended July 31, 1998, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

Melville, New York
September 14, 1999